                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


          -------------------------------------------------------------

                                   FORM 8-K/A

          -------------------------------------------------------------


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 23, 1998


                             EQUITY MARKETING, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          COMMISSION FILE NUMBER 23346


          DELAWARE                                      13-3534145
 (STATE OF OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)


                               131 S. RODEO DRIVE
                         BEVERLY HILLS, CALIFORNIA 90212
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (310) 887-4300
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



                                 NOT APPLICABLE

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On July 23, 1998, Equity Marketing, Inc. (the "Company") acquired substantially all of the assets of Contract Marketing, Inc., a Massachusetts corporation, and U.S. Import & Promotions Co., a Florida corporation (collectively referred to herein as the "Acquired Businesses"), in exchange for $15,000,000 in cash plus potential additional cash consideration based upon the results of operations of the Acquired Businesses during each calendar year through December 31, 2002 as set forth in the respective Asset Purchase Agreements, dated as of July 23, 1998, by and among the Company and each of Contract Marketing, Inc. and U.S. Import & Promotions Co. The source of funds used for the acquisitions was bank borrowings from the Company's existing credit facility with Sanwa Bank California and Imperial Bank.

The Acquired Businesses focus primarily on promotions for oil and gas and other retailers. The Company intends to continue to use the acquired assets for this purpose. The primary operations of the Acquired Businesses are located in West Boylston, Massachusetts, and St.
Augustine, Florida.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a.  Financial Statements of Businesses Acquired.

        1. Combined Financial Statements of Contract Marketing, Inc. and U.S. Import & Promotions Co. as of and for the year ended December 31, 1997

                                                                              Page
                                                                              -----
              Report of Independent Public Accountants                          4

              Combined Balance Sheet as of December 31, 1997                    5

              Combined Statement of Income and Retained Earnings
              for the year ended December 31, 1997                              6

              Combined Statement of Cash Flows for the year
              ended December 31, 1997                                           7

              Notes to Combined Financial Statements                          8-11

        2. Condensed Combined Financial Statements of Contract Marketing, Inc. and U.S. Import & Promotions Co. as of June 30, 1998 and for the six months ended June 30, 1998 and 1997 (Unaudited)

                                                                              Page
                                                                              -----
              Condensed Combined Balance Sheets as of December 31, 1997 and
              June 30, 1998 (Unaudited)                                        12

              Condensed Combined Statements of Income and Retained
              Earnings for the six months ended June 30, 1997 and 1998
              (Unaudited)                                                      13

              Condensed Combined Statements of Cash Flows for the six
              months ended June 30, 1997 and 1998 (Unaudited)                  14

              Notes to Condensed Combined Financial Statements (Unaudited)     15

b.  Pro Forma Financial Information.

        Pro Forma Condensed Combining Financial Statements as of June 30, 1998 and for the six months ended June 30, 1998 and for the year ended December 31,1997

                                                                              Page
                                                                              -----
               Pro Forma Condensed Combining Balance Sheet
               as of June 30, 1998 (Unaudited)                                 17

               Pro Forma Condensed Combining Statement of Income for the
               six months ended June 30, 1998 (Unaudited)                      18

               Pro Forma Condensed Combining Statement of Income
               for the year ended December 31, 1997 (Unaudited)                19

               Notes to Pro Forma Condensed Combining Financial
               Statements (Unaudited)                                          20

c.  Exhibits.

        10.1. Asset Purchase Agreement, dated July 23, 1998, by and among Equity Marketing, Inc., Contract Marketing, Inc., John C. McDaniel and Philip
        A. McDaniel. Previously filed as an exhibit to Equity Marketing, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 1998 incorporated herein by reference.

        10.2. Asset Purchase Agreement, dated July 23, 1998, by and among Equity Marketing, Inc., U.S. Import & Promotions Co., Philip A. McDaniel and John C. McDaniel. Previously filed as an exhibit to Equity Marketing, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 1998 incorporated herein by reference.

        23.1    Consent of Independent Public Accountants.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


TO THE STOCKHOLDERS OF CONTRACT MARKETING, INC.
        AND U.S. IMPORT & PROMOTIONS CO.:

We have audited the accompanying combined balance sheet of Contract Marketing, Inc. (a Massachusetts Corporation) and U.S. Import & Promotions Co. (a Florida Corporation) as of December 31, 1997, and the related combined statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Contract Marketing, Inc. and U.S. Import & Promotions Co. as of December 31, 1997 and the results of their combined operations and their combined cash flows for the year then ended, in conformity with generally accepted accounting principles.




                                                  /s/ ARTHUR ANDERSEN LLP


Los Angeles, California
September 30, 1998

            CONTRACT MARKETING, INC. AND U.S. IMPORT & PROMOTIONS CO.
                             COMBINED BALANCE SHEET
                                DECEMBER 31, 1997
                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                                   $2,390,542
  Accounts receivable, net of allowance for doubtful accounts of $6,000          254,813
  Inventory                                                                      923,968
  Prepaid expenses and other current assets                                        7,601
                                                                             -----------
     TOTAL CURRENT ASSETS                                                      3,576,924

PROPERTY AND EQUIPMENT, net                                                       45,948
OTHER ASSETS                                                                       2,000
                                                                             -----------
     TOTAL ASSETS                                                             $3,624,872
                                                                             ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable                                                              $968,010
  Accrued royalties                                                               88,161
  Accrued expenses                                                                70,443
  Deferred revenue                                                                41,416
                                                                             -----------
     TOTAL CURRENT LIABILITIES                                                 1,168,030
                                                                             -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock                                                                       600
  Additional paid-in capital                                                      63,551
  Retained earnings                                                            2,920,454
                                                                             -----------
                                                                               2,984,605
  Less - Notes receivable from stockholder                                      (527,763)
                                                                             -----------
     TOTAL STOCKHOLDERS' EQUITY                                                2,456,842
                                                                             -----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $3,624,872
                                                                             ===========



   The accompanying notes are an integral part of this combined balance sheet.

            CONTRACT MARKETING, INC. AND U.S. IMPORT & PROMOTIONS CO.
               COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

REVENUES                                              $17,238,847
COST OF SALES                                          11,883,024
                                                     ------------
    Gross profit                                        5,355,823
                                                     ------------
OPERATING EXPENSES:
    Salaries, wages and benefits                          911,002
    General and administrative expenses                 2,098,381
                                                     ------------
       Total operating expenses                         3,009,383
                                                     ------------
       Income from operations                           2,346,440

OTHER INCOME:
    Interest income                                        88,376
                                                     ------------
       Income before provision for income taxes         2,434,816

PROVISION FOR INCOME TAXES                                     --
                                                     ------------
    Net income                                          2,434,816

RETAINED EARNINGS, beginning of the year                2,086,668

    Less: dividends                                    (1,601,030)
                                                     ------------
RETAINED EARNINGS, end of the year                     $2,920,454
                                                     ============


The accompanying notes are an integral part of this combined financial statement.

            CONTRACT MARKETING, INC. AND U.S. IMPORT & PROMOTIONS CO.
                        COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                            $ 2,434,816
  Adjustments to reconcile net income to net cash
  provided by operating activities:
         Depreciation                                        32,723
         Provision for bad debts                              6,000
    Changes in assets and liabilities:
    Decrease (increase) in cash and cash equivalents:
         Accounts receivable                               (106,955)
         Inventory                                          496,660
         Prepaid expenses and other current assets           (7,601)
         Other assets                                        (1,000)
         Accounts payable                                   485,623
         Accrued liabilities                               (246,131)
         Deferred revenue                                   (23,682)
                                                        -----------
          Net cash provided by operating activities       3,070,453
                                                        -----------

CASH FLOWS FROM INVESTING ACTIVITIES--
    Purchases of property and equipment                     (34,090)
                                                        -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Dividends                                            (1,601,030)
    Advances to stockholder                                (527,763)
                                                        ------------
          Net cash used in investing activities          (2,128,793)
                                                        ------------
          Net increase in cash and cash equivalents         907,570

CASH AND CASH EQUIVALENTS, beginning of year              1,482,972
                                                        -----------
CASH AND CASH EQUIVALENTS, end of year                  $ 2,390,542
                                                        ===========


The accompanying notes are an integral part of this combined financial statement.


            CONTRACT MARKETING, INC. AND U.S. IMPORT & PROMOTIONS CO.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1997

NOTE 1 - NATURE OF THE BUSINESS

Contract Marketing, Inc. ("CMI") and U.S. Import & Promotions Co. ("USI") were incorporated in Massachusetts and Florida, respectively. CMI and USI are related companies with a primary focus on collectible toy truck promotions for oil and gas retailers. CMI and USI combined, are collectively referred to herein as the "Company."

CMI and USI work together extensively. USI, based in St. Augustine, Florida, is a sales promotions agency that was founded in 1984. In addition to sales and account management, USI provides creative and design services, as well as management of overseas production of promotional products on behalf of both companies. CMI is a marketing and customer service agency which was established in 1979, in West Boylston, Massachusetts. Besides promotional programs, CMI offers warehousing and fulfillment services, including management of "store direct" customer service functions for the co-op, dealer and distributor networks of both companies' clients.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Principles of Combination

All significant intercompany accounts and transactions have been eliminated in combination.

b.  Inventory

Inventory consists primarily of purchased finished goods and are stated at the lower of cost or market value, on a first-in, first-out basis.

c.  Property and Equipment

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method of accounting at rates based on the following estimated useful lives:

                                                                              Years
                                                                              -----
           Warehouse equipment & machinery                                      5
           Furniture, fixtures and office equipment                           3 - 5

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Property and equipment, net is summarized as follows:

           Warehouse equipment & machinery                              $  82,644
           Furniture, fixtures and office equipment                       107,289
                                                                        ---------
           Fixed assets, at cost                                          189,933

           Accumulated depreciation                                      (143,985)
                                                                        ---------
           Property and equipment, net                                  $  45,948
                                                                        =========

For the year ended December 31, 1997, depreciation expense related to property and equipment was $32,723.

d.  Income Taxes

CMI and USI have elected to be taxed for federal and state purposes as "S" Corporations, whereby income is passed through to the stockholders and is taxed at the individual level. Accordingly, no income taxes are provided in these combined statements.

e.  Cash and cash equivalents

Cash and cash equivalents include cash and overnight highly liquid investments with original maturities of three months or less.

f.  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

g.  Revenue Recognition

Sales are recorded upon transfer of title and risk of loss to the customer, and generally upon shipment of goods. Deferred revenue represents funds paid by customers in advance of shipment of goods.

NOTE 3 - CONCENTRATION OF RISK

Accounts receivable potentially subject the Company to credit risk. The Company extends credit to its customers based upon an evaluation of the customer's financial condition and credit history and generally does not require collateral. The Company has historically incurred minimal losses.

The Company's customers include large multi-outlet oil and gas retailers, three of which account for a significant percentage of sales volume. These three customers represent 41 percent, 28 percent, and 12 percent, respectively, of total sales for the year ended December 31, 1997.

The Company purchases a substantial portion of its manufactured products from suppliers located outside the United States including China. Foreign manufacturing is subject to a number of risks, including transportation delays and interruptions, political and economic disruptions, the imposition of tariffs, quotas and other import or export controls and changes in governmental policies. China currently enjoys Most Favored Nation trading status with the United States. No assurance can be given that China will continue to enjoy Most Favored Nation status in the future. The Company believes that if these Chinese suppliers were no longer available, it would be able to obtain its manufactured products from existing suppliers located within the United States and suppliers in foreign countries other than China and other foreign countries. However, there can be no assurance that the Company would be able to obtain manufactured products under acceptable terms.

NOTE 4 - PENSION PLAN

CMI has a Simplified Employee Pension Plan (the "SEP") covering substantially all of its full-time employees. The SEP is an employer-sponsored retirement plan where the employer makes contributions to an employee-established IRA, subject to certain Internal Revenue Code limits. Employer contributions to the Plan were $28,660 in 1997.

NOTE 5 - STOCKHOLDERS EQUITY

The Stockholders Equity accounts, by company, are summarized as follows:

  Common stock:

       Contract Marketing, Inc., no par value,
           15,000 shares authorized, 201 shares issued and outstanding     $       500
       U.S. Import & Promotions Co., $1 par value,
           7,500 shares authorized, 100 shares issued and
           outstanding                                                             100
                                                                           -----------
              Total common stock                                                   600
                                                                           -----------
  Additional paid-in capital:

       Contract Marketing, Inc.                                                     --
       U.S. Import & Promotions Co.                                             63,551
                                                                           -----------
              Total additional paid-in capital                                  63,551
                                                                           -----------

  Retained earnings:

       Contract Marketing, Inc.                                                816,569
       U.S. Import & Promotions Co.                                          2,103,885
                                                                           -----------
              Total retained earnings                                        2,920,454
                                                                           -----------
  Less:  Notes receivable from stockholder                                    (527,763)
                                                                           -----------
  Total stockholders' equity                                                $2,456,842
                                                                           ===========


In 1997, the Company funded the construction of an office and warehouse facility through an affiliated realty trust, owned by a stockholder. This facility was completed in 1998 and became the headquarters for CMI. The total advanced by the Company of $527,763 is reflected as notes receivable from stockholder in the combined balance sheet as of December 31, 1997. These advances were repaid in February 1998.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company rents its office and warehouse space under month to month operating lease agreements. Rent expense was $127,900 for 1997. In July 1998, the Company entered into a three year operating lease with the affiliated realty trust to lease the warehouse and office facility. Rent under this lease agreement totals $162,000 per annum.

Legal Proceedings

The Company is involved in legal proceedings generally incidental to it business. While the result of any litigation contains an element of uncertainty, management presently believes that the outcome of any known, pending or threatened legal proceeding or claim, individually or combined, will not have a material effect on the Company's financial position or results of operations.

Commission Agreements

The Company has entered into sales representation contracts with various individuals, wherein each sales representative receives a negotiated commission on all orders that they generate.

Royalties

The Company enters into agreements to license certain trademarks. Royalties are paid at negotiated rates based on sales for the licensed products, with no minimum guarantees.

NOTE 7 - SUBSEQUENT EVENTS

On July 23, 1998, Equity Marketing, Inc. acquired substantially all of the assets of CMI and USI in exchange for $15,000,000 in cash plus potential additional cash consideration based upon the results of operations of the Company during each calendar year through December 31, 2002.

            CONTRACT MARKETING, INC. AND U.S. IMPORT & PROMOTIONS CO.
                        CONDENSED COMBINED BALANCE SHEETS


                                     ASSETS


                                                                                DECEMBER 31,        JUNE 30,
                                                                                  1997               1998
                                                                                -----------       -----------
                                                                                                   (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents                                                      $2,390,542        $1,227,415
  Accounts receivable, net of allowances for doubtful accounts of
  $6,000 and 18,035 as of December 31, 1997 and June 30, 1998,
  respectively                                                                      254,813         1,091,830
  Inventory                                                                         923,968         1,310,981
  Prepaid expenses and other current assets                                           7,601                --
                                                                                -----------       -----------
     TOTAL CURRENT ASSETS                                                         3,576,924         3,630,226

PROPERTY AND EQUIPMENT, net                                                          45,948           184,139
OTHER ASSETS                                                                          2,000            20,000
                                                                                -----------       -----------
     TOTAL ASSETS                                                                $3,624,872        $3,834,365
                                                                                ===========       ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable                                                                 $968,010        $1,967,057
  Accrued royalties                                                                  88,161            72,000
  Accrued expenses                                                                   70,443            80,269
  Deferred revenue                                                                   41,416           167,610
                                                                                -----------       -----------
     TOTAL CURRENT LIABILITIES                                                    1,168,030         2,286,936
                                                                                -----------       -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock                                                                          600               600
  Additional paid-in capital                                                         63,551            63,551
  Retained earnings                                                               2,920,454         1,483,278
                                                                                -----------       -----------
                                                                                  2,984,605         1,547,429
  Less - Notes receivable from stockholder                                         (527,763)               --
                                                                                -----------       -----------
     TOTAL STOCKHOLDERS' EQUITY                                                   2,456,842         1,547,429
                                                                                -----------       -----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $3,624,872        $3,834,365
                                                                                ===========       ===========

 The accompanying notes are an integral part of these condensed combined balance sheets.

            CONTRACT MARKETING, INC. AND U.S. IMPORT & PROMOTIONS CO.
          CONDENSED COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
                                   (UNAUDITED)

                                                      FOR THE SIX MONTH PERIOD ENDED
                                                               JUNE 30,
                                                     -------------------------------
                                                        1997                 1998
                                                     -----------       -----------
REVENUES                                              $6,711,857        $5,919,846
COST OF SALES                                          5,022,717         4,123,795
                                                     -----------       -----------
    Gross profit                                       1,689,140         1,796,051
                                                     -----------       -----------
OPERATING EXPENSES:
    Salaries, wages and benefits                         455,501           585,707
    General and administrative expenses                1,049,190           971,851
                                                     -----------       -----------
       Total operating expenses                        1,504,691         1,557,558
                                                     -----------       -----------
       Income from operations                            184,449           238,493

OTHER INCOME
    Interest income                                       44,188            74,979
                                                     -----------       -----------
       Income before provision for income taxes          228,637           313,472

PROVISION FOR INCOME TAXES                                    --                --
                                                     -----------       -----------
    Net income                                           228,637           313,472

RETAINED EARNINGS, beginning of the period             2,086,668         2,920,454

    Less: dividends                                   (1,018,204)       (1,750,648)
                                                     -----------       -----------
RETAINED EARNINGS, end of the period                  $1,297,101        $1,483,278
                                                     ===========       ===========


 The accompanying notes are an integral part of these condensed combined financial statements.


            CONTRACT MARKETING, INC. AND U.S. IMPORT & PROMOTIONS CO.
                   CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                                   FOR THE SIX MONTH PERIOD ENDED
                                                                              JUNE 30,
                                                                   ------------------------------
                                                                       1997            1998
                                                                   -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                          $228,637          $313,472
  Adjustments to reconcile net income to net cash
  provided by operating activities:
         Depreciation                                                   16,361            18,791
         Provision for bad debts                                         3,000            12,035
    Changes in assets and liabilities:
    Decrease (increase) in
    cash and cash equivalents:
         Accounts receivable                                          (256,049)         (849,052)
         Inventory                                                      94,628          (387,013)
         Prepaid expenses and other current assets                      (7,601)            7,601
         Other assets                                                   (1,000)          (18,000)
         Accounts payable                                            1,301,696           999,047
         Accrued liabilities                                            74,089            (6,335)
         Deferred revenue                                              (51,786)          126,194
                                                                   -----------       -----------
          Net cash provided by operating activities                  1,401,975           216,740
                                                                   -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES--
    Purchase of property and equipment                                 (16,536)         (156,982)
                                                                   -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Dividends                                                       (1,018,204)       (1,750,648)
    (Advances to) repayment from stockholder                          (527,763)          527,763
                                                                   -----------       -----------
          Net cash used in investing activities                     (1,545,967)       (1,222,885)
                                                                   -----------       -----------
          Net decrease in cash and cash equivalents                   (160,528)       (1,163,127)

CASH AND CASH EQUIVALENTS, beginning of period                       1,482,972         2,390,542
                                                                   -----------       -----------
CASH AND CASH EQUIVALENTS, end of period                            $1,322,444        $1,227,415
                                                                   ===========       ===========




The accompanying notes are an integral part of these condensed combined financial statements.

            CONTRACT MARKETING, INC. AND U.S. IMPORT & PROMOTIONS CO.
                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 1 - BASIS OF PRESENTATION

In the opinion of management and subject to year-end audit, the accompanying unaudited condensed combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. The results of operations for the interim periods are not necessarily indicative of the results for a full year. These condensed combined financial statements should be read in conjunction with the historical combined financial statements of Contract Marketing, Inc. and U.S. Import & Promotions Co. as of December 31, 1997 and for the year then ended and pro forma condensed combining financial statements and footnotes thereto included in this Form 8-K/A.

NOTE 2 - SUBSEQUENT EVENTS

On July 23, 1998, the Equity Marketing, Inc. acquired substantially all of the assets of CMI and USI in exchange for $15,000,000 in cash plus potential additional cash consideration based upon the results of operations of the Company during each calendar year through December 31, 2002.

                             EQUITY MARKETING, INC.
               PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS
                                  JUNE 30, 1998
                                   (UNAUDITED)




The following unaudited pro forma condensed combining balance sheet as of June 30, 1998 and the pro forma condensed combining statements of income for the six months ended June 30, 1998 and for the year ended December 31, 1997 illustrate the effect of the acquisition by Equity Marketing, Inc. (the "Company") of substantially all of the assets of Contract Marketing, Inc. ("CMI") and U.S. Import and Promotions Co. ("USI") (the "Acquired Businesses") which occurred on July 23, 1998 in exchange for approximately $15,000,000 in cash plus potential additional cash consideration not to exceed $8,000,000 based on the results of operations of the Acquired Businesses' during each calendar year in the period ending December 31, 2002, as set forth in the respective Asset Purchase Agreements. The acquisition is being accounted for as a purchase, and as such the assets acquired and liabilities assumed are being recorded at their estimated fair market value. The unaudited pro forma condensed combining balance sheet assumes that the transaction occurred on June 30, 1998 and the unaudited pro forma condensed combining statements of income assumes that the transaction occurred at the beginning of the periods presented.

The unaudited pro forma adjustments are based upon currently available information and upon certain assumptions that the Company believes are reasonable. The adjustments included in the unaudited pro forma combining financial statements represents the Company's preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma financial information.

The unaudited pro forma condensed combining financial statements are not necessarily indicative of future results of operations that might have been achieved if the foregoing transaction had been consummated as of the indicated dates. The unaudited pro forma condensed combining financial statements should be read in conjunction with the historical financial statements of the Company and the Acquired Businesses together with the related notes thereto, included elsewhere in this Form 8-K/A.

                             EQUITY MARKETING, INC.

                   PRO FORMA CONDENSED COMBINING BALANCE SHEET
                               AS OF JUNE 30, 1998
                                   (UNAUDITED)

                                             HISTORICAL
                                    ------------------------------
                                        EQUITY           CMI/USI         PRO FORMA
                                    MARKETING, INC.      COMBINED        ADJUSTMENTS             PRO FORMA
                                    --------------      ----------       ------------           -----------
CURRENT ASSETS:
   Cash and cash equivalents          $ 1,147,000       $ 1,227,415      $         --           $ 2,374,415
   Accounts receivable, net            28,435,000         1,091,830                --            29,526,830
   Inventory                            9,797,000         1,310,981                --            11,107,981
   Prepaid expenses and other
     current assets                     7,335,000                --                --             7,335,000
                                     ------------      ------------      ------------           -----------
      TOTAL CURRENT ASSETS             46,714,000         3,630,226                --            50,344,226

FIXED ASSETS, net                       2,760,000           184,139                --             2,944,139

INTANGIBLE ASSETS, net                 14,354,000                --        13,452,571 (2)        27,806,571

OTHER ASSETS                              592,000            20,000                --               612,000
                                     ------------      ------------      ------------           -----------
      TOTAL ASSETS                    $64,420,000       $ 3,834,365       $13,452,571           $81,706,936
                                     ============      ============      ============          ============

CURRENT LIABILITIES:
   Bank borrowings                    $        --       $        --       $15,000,000 (1)       $15,000,000
   Accounts payable                    15,698,000         1,967,057                --            17,665,057
   Accrued expenses and other
    current liabilities                 8,707,000           319,879                --             9,026,879
                                     ------------      ------------      ------------           -----------
      TOTAL CURRENT LIABILITIES        24,405,000         2,286,936        15,000,000            41,691,936

LONG-TERM LIABILITIES                     927,000                --                --               927,000
                                     ------------      ------------      ------------           -----------
      TOTAL LIABILITIES                25,332,000         2,286,936        15,000,000            42,618,936

STOCKHOLDERS' EQUITY                   39,088,000         1,547,429        (1,547,429)           39,088,000
                                     ------------      ------------      ------------           -----------
        Total liabilities and
          stockholders' equity        $64,420,000       $ 3,834,365       $13,452,571           $81,706,936
                                     ============      ============      ============          ============



 The accompanying notes are an integral part of this pro forma condensed combining balance sheet.

                             EQUITY MARKETING, INC.

                PRO FORMA CONDENSED COMBINING STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                   (UNAUDITED)

                                                                                 PRO FORMA
                                               HISTORICAL                       ADJUSTMENTS
                                       ----------------------------   ------------------------------
                                            EQUITY         CMI/USI     CMI/USI       CORINTHIAN (3)
                                       MARKETING, INC.   COMBINED     COMBINED       MARKETING, INC.  PRO FORMA
                                       -------------   ------------   ---------      --------------   -----------
REVENUES                                 $54,389,000    $5,919,846    $       -       $1,438,194     $61,747,040
COST OF SALES                             39,000,000     4,123,795            -          862,916      43,986,711
                                         -----------    ----------    ---------       ----------     -----------
    Gross Profit                          15,389,000     1,796,051            -          575,278      17,760,329

OPERATING EXPENSES:
    Salaries, wages and benefits           5,725,000       585,707            -          349,761       6,660,468
    Selling, general and administrative    6,346,000       971,851      334,869 (4)      725,772       8,378,492
                                         -----------    ----------    ---------       ----------     -----------
      Total operating expenses            12,071,000     1,557,558      334,869        1,075,533      15,038,960
                                         -----------    ----------    ---------       ----------     -----------
      Income from operations               3,318,000       238,493     (334,869)        (500,255)      2,721,369

OTHER INCOME (EXPENSE):
      Interest expense                       (31,000)           -      (600,000)(5)            -        (631,000)
      Interest income                        258,000        74,979           -          (200,000)        132,979
                                         -----------    ----------    ---------       ----------     -----------
      Income before provision
         for income taxes                  3,545,000       313,472     (934,869)        (700,255)      2,223,348

PROVISION FOR INCOME TAXES                 1,364,000             -     (239,238)(6)     (208,562)        916,200
                                         -----------    ----------    ---------       ----------     -----------
    Net income                           $ 2,181,000    $  313,472    $(695,631)      $ (491,693)    $ 1,307,148
                                         ===========    ==========    =========       ==========     ===========
BASIC NET INCOME PER SHARE               $      0.36                                                 $      0.22
                                         ===========                                                 ===========
BASIC WEIGHTED AVERAGE
     SHARES OUTSTANDING                    6,022,585                                                   6,022,585
                                         ===========                                                 ===========
DILUTED NET INCOME PER SHARE             $      0.35                                                 $      0.21
                                         ===========                                                 ===========
DILUTED WEIGHTED AVERAGE
SHARES OUTSTANDING                         6,315,159                                                   6,315,159
                                         ===========                                                 ===========


The accompanying notes are an integral part of this pro forma condensed combining financial statement.


                             EQUITY MARKETING, INC.

                PRO FORMA CONDENSED COMBINING STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (UNAUDITED)


                                                                               PRO FORMA
                                                   HISTORICAL                 ADJUSTMENTS
                                        ---------------------------   ------------------------------
                                            EQUITY         CMI/USI      CMI/USI      CORINTHIAN (3)
                                        MARKETING, INC.   COMBINED     COMBINED      MARKETING, INC.   PRO FORMA
                                        --------------  -----------   -----------    ---------------  ------------
REVENUES                                $146,508,000    $17,238,847   $     -         $13,436,782     $177,183,629
COST OF SALES                            110,508,000     11,883,024         -           9,037,488      131,428,512
                                        ------------    -----------   -----------      ----------     ------------
    Gross Profit                          36,000,000      5,355,823         -           4,399,294       45,755,117
                                        ------------    -----------   -----------      ----------     ------------
OPERATING EXPENSES:
    Salaries, wages and benefits          11,993,000        911,002         -           1,048,857       13,952,859
    Selling, general and administrative    8,882,000      2,098,381       669,738 (4)   3,622,174       15,272,293
                                        ------------    -----------   -----------      ----------     ------------
      Total operating expenses            20,875,000      3,009,383       669,738       4,671,031       29,225,152
                                        ------------    -----------   -----------      ----------     ------------
      Income from operations              15,125,000      2,346,440      (669,738)       (271,737)      16,529,965

OTHER INCOME (EXPENSE):
      Interest expense                       (89,000)             -    (1,200,000)(5)           -       (1,289,000)
      interest income                        611,000         88,376             -        (500,000)         199,376
                                        ------------    -----------   -----------      ----------       -----------
      Income before provision
        for income taxes                  15,647,000      2,434,816    (1,869,738)       (771,737)      15,440,341

PROVISION FOR INCOME TAXES                 6,024,000           -          217,555 (6)    (114,012)       6,127,543
                                        ------------    -----------   -----------      ----------      -----------
    Net income                          $  9,623,000    $ 2,434,816   $(2,087,293)     $ (657,725)    $  9,312,798
                                        ============    ===========   ===========      ==========     ============
BASIC NET INCOME PER SHARE              $       1.63                                                  $       1.57
                                        ============                                                  ============
BASIC WEIGHTED AVERAGE
     SHARES OUTSTANDING                    5,913,313                                                     5,913,313
                                        ============                                                  ============
DILUTED NET INCOME PER SHARE            $       1.55                                                  $       1.50
                                        ============                                                  ============
DILUTED WEIGHTED AVERAGE
SHARES OUTSTANDING                         6,216,794                                                     6,216,794
                                        ============                                                  ============



The accompanying notes are an integral part of this pro forma condensed combining financial statement.

                             EQUITY MARKETING, INC.

           NOTES TO PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS
                                  JUNE 30, 1998
                                   (UNAUDITED)



1. To give effect to the assumed incurrence of approximately $15 million of bank borrowings to finance the purchase of substantially all of the Acquired Businesses' assets.

2. To record excess of purchase price over fair value of net assets acquired. The goodwill recorded does not reflect potential contingent cash consideration related to the operating results of the Acquired Businesses' during each calendar year through December 31, 2002. To the extent such contingent consideration is paid, goodwill and the related amortization expense will increase accordingly.

3. To reflect the pro forma results of operations for Corinthian Marketing, Inc., which was acquired by the Company on April 24, 1998, as if it had been acquired at the beginning of the periods presented.

4. To record amortization of goodwill resulting from the acquisition of the Acquired Businesses' net assets. Goodwill is assumed to be amortized on the straight-line basis over 20 years.

5. To record additional interest expense, at an assumed interest rate of 8 percent, associated with the incurrence of bank borrowings.

6. To adjust provision for income taxes to the Company's historical effective rate.

                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      EQUITY MARKETING, INC.



Date:  October 5, 1998                By:  /s/ MICHAEL J. WELCH
       ---------------                     --------------------

                                           Michael J. Welch
                                           Executive Vice President and
                                           Chief Financial Officer

                                  EXHIBIT INDEX


  No.          Description
  ---          -----------
  10.1         Asset Purchase Agreement, dated July 23, 1998, by and among
               Equity Marketing, Inc., Contract Marketing, Inc., John C.
               McDaniel and Philip A. McDaniel. Previously filed as an exhibit to Equity Marketing, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 1998
               incorporated herein by reference.

  10.2         Asset Purchase Agreement, dated July 23, 1998, by and among
               Equity Marketing, Inc., U.S. Import & Promotions Co., Philip A.
               McDaniel and John C. McDaniel. Previously filed as an exhibit to Equity Marketing, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 1998 incorporated herein by reference.

  23.1         Consent of Independent Public Accountants.

